                                  EXHIBIT  10.31

                 STANDARD OFFER CONTRACT FOR THE PURCHASE OF
             FIRM ENERGY AND CAPACITY FROM A QUALIFYING FACILITY

            THIS AGREEMENT is made and entered into this 31st day of December, 1984 by and between Timber Energy Resources, Inc., hereinafter referred to as "QF", and Florida Power Corporation, hereinafter referred to as "the Company", a private utility corporation organized under the laws of the State of Florida. The QF and the Company shall collectively be referred to herein as the "Parties".

                              W I T N E S S E T H:

            WHEREAS, QF desires to sell, and the Company desires to purchase, electricity to be generated by the QF consistent with Florida Public Service Commission (FPSC) Rules 25-17.80 through 25-17.89 adopted in Order No. 12443, Docket No. 820406-EU; and

            WHEREAS, QF has signed an Interconnection Agreement with the utility in whose service territory the point of interconnection with the QF's generating facility is located, attached hereto as Appendix A; and

            WHEREAS, the terms and conditions of this Agreement substantially conform with the standard form terms and conditions approved by the FPSC for the purchase of Firm Energy and Capacity from a Qualifying Facility, except for certain revisions agreed to by the Parties set forth in paragraphs 2 and 9.4 hereof.

            NOW THEREFORE, for mutual consideration the Parties agree as follows:

      1.    FACILITY

            QF contemplates installing and operating a 16,482 KVA generator located at Telogia, Florida. The generator is designed to produce a maximum of
14.01 megawatts (MW), or 14,010 kilowatts (KW) of electric power at an 85% lagging power factor, such equipment being hereinafter referred to as "Facility".

      2.    TERM OF THE AGREEMENT

            This Agreement shall begin immediately upon its execution by the parties and shall end at 12:01 a.m. April 1, 2002; provided, however, that the parties agree that upon the demand of either party they will undertake good faith negotiations with respect to extended terms and conditions of this Agreement. It is agreed that the schedule of capacity payments attached hereto as Exhibit "A" shall govern the obligations of the Company to make such capacity payments during the initial term of this contract; subject, however, to modification as provided in paragraph 9.3 hereof.

            Notwithstanding   the  foregoing  if  construction   and  commercial
operation of the Facility are not accomplished by QF before April 1, 1992, this Agreement shall be rendered of no force and effect.

      3.    SALE OF ELECTRICITY BY QF

            The Company agrees to purchase all of the electric power generated at the Facility and transmitted to the Company by QF. The purchase and sale of electricity pursuant to this Agreement shall be construed as a Net Billing Arrangement. The billing methodology may be changed to a Simultaneous Purchase and Sale Arrangement at the option of the QF, subject to the following provisions:

            (a)   not more frequently than once every twelve months;

            (b) to coincide with the next Fuel and Purchased Power Cost Recovery Factor billing period;

            (c) upon at least thirty days advance written notice to the Company;

            (d) upon the installation of any additional metering equipment reasonably required to effect the change in billing and upon payment by the QF for such metering equipment and its installation;

            (e)  upon   completion  and  approval  of  any  alterations  to  the
interconnection reasonably required to effect the change in billing and upon payment by the QF for such alterations; and

            (f) where the election to change billing methods will not contravene the provisions of the tariff under which the Facility receives electrical service, or any previously agreed upon contractual provision between the QF and the Company.

      4.    PAYMENT FOR ELECTRICITY PRODUCED BY QF

            4.1   Energy

                  The Company agrees to pay the QF for energy produced by the Facility and delivered to the Company in accordance with the rates and procedures contained in Rate Schedule COG-2 attached hereto as Appendix B, and as may be amended from time to time. Prior to April 1, 1992 QF will receive energy payments based on the Company's actual avoided energy costs. After April 1, 1992 QF's energy payments will be based on the lesser of the Company's actual avoided energy costs or the fuel cost of the Statewide Avoided Unit as defined in COG-2, such comparison to be made hourly.

            4.2   Capacity

                  4.2.1 Anticipated Committed Capacity. QF expects to sell approximately 13.466 MW or 13,466 KW of capacity, beginning on or about July 1, 1986.

                  QF may finalize its Committed Capacity after initial Facility testing, and specify when capacity payments are to begin, by completing paragraph 4.2.2 at a later time. However, QF must complete Paragraph 4.2.2 by April 1, 1990 in order to be entitled to any capacity payments pursuant to this Agreement.

                  4.2.2 Actual Committed Capacity. The capacity committed by QF for the purposes of this Agreement is 12.765 MW or 12,765 KW. QF elects to receive, and the Company agrees to commence calculating, capacity payments in accordance with this Agreement starting with the first billing month following April 1 ,1992

                  4.2.3 Capacity Payments. QF chooses to receive capacity payments from the Company under Option A of Rate Schedule COG-2.

                  At the end of each billing month, beginning with the billing month specified in Paragraph 4.2.2, the Company will calculate the most recent twelve month rolling average capacity factor for such month based on QF's Committed Capacity. If the capacity factor thus calculated is 70% or more, then the Company agrees to pay QF a capacity payment that is the product of QF's Committed Capacity and the applicable rate from QF's chosen capacity payment Option.

                  The capacity payment for a given month will be added to the energy payment for such month and tendered by the Company to QF as a single payment as promptly as possible, normally by the twentieth business day following the day the meter is read.

      5.    ELECTRICITY PRODUCTION SCHEDULE

            During the term of this Agreement, QF agrees to:

            (a) Provide the Company prior to October 1 of each calendar year an estimate of the amount of electricity to be generated by the Facility and delivered to the Company for each month of the following calendar year, including the time, duration and magnitude of any planned outages or reductions in capacity;

            (b) Promptly update the yearly generation schedule and maintenance schedule as and when any changes may be determined necessary;

            (c) Coordinate its scheduled Facility outages with the Company;

            (d) Comply with reasonable requirements of the Company regarding day-to-day or hour-by-hour communications between the parties relative to the performance of this Agreement; and

            (e) Adjust reactive power flow at the point of interconnection as may be reasonably required by the Company within the range of an 85% leading to an 85% lagging power factor.

      6.    QF'S OBLIGATION IF QF RECEIVES EARLY CAPACITY PAYMENTS

            The QF's payment option choice pursuant to paragraph 4.2.3 may result in payment by the Company for capacity delivered prior to April 1, 1992. The Parties recognize that capacity payments paid through March 31, 1992, are in the nature of an "early payment" for a future capacity benefit to the Company. To ensure that the Company will receive a capacity benefit for which early capacity payments have been made, or alternatively, that the QF will repay the amount of early payments received to the extent the capacity benefit has not been conferred, the following provisions will apply:

            The Company shall establish a Capacity Account. Amounts shall be credited to the Capacity Account each month through March, 1992, in the amount of the Company's capacity payments made to the QF pursuant to QF's chosen payment option from Rate Schedule COG-2. The monthly balance in the Capacity Account shall accrue interest at an annual rate of 10.5%. Commencing on April 1, 1992, there shall be debited from the Capacity Account an Early Payment Offset Amount to reduce the balance in the Capacity Account. Such Early Payment Offset Amount shall be equal to that amount which the Company would have paid for capacity in that month if the capacity payment had been calculated pursuant to Option A in Rate Schedule COG-2 and the QF had elected to begin receiving payment on April 1, 1992, minus the monthly capacity payment the Company makes to QF pursuant to the capacity payment option chosen by QF in paragraph 4.2.3.

            The QF shall owe the Company and be liable for the credit balance in the Capacity Account. The Company agrees to notify QF monthly as to the current Capacity Account balance. Prior to, receipt of advance capacity payments the QF shall execute a promise to repay any credit balance in the Capacity Account in the event the QF defaults pursuant to this Agreement. Such promise shall be secured by means mutually acceptable to the Parties and in accordance with the provisions of Rate Schedule COG-2. The specific repayment assurances selected for purposes of this Agreement are an irrevocable letter of credit, surety bond, or other means of assurance mutually acceptable to both parties and determined prior to first capacity payments. The total Capacity Account credit balance shall immediately become due and payable in the event of default by the QF. The QF's obligation to pay the credit balance in the Capacity Account shall survive termination of this Agreement.

      7.    NON-PERFORMANCE PROVISIONS

            QF shall not receive a capacity payment during any month in which the twelve months rolling average of the QF's capacity factor does not equal or exceed 70% as defined in Rate Schedule COG-2. In addition, if for any month after April 1, 1992, the QF fails to achieve a 70% capacity factor on a 12 month rolling average basis and the QF has received capacity payments prior to April 1, 1992, the QF shall be liable for and shall pay the Company an amount equal to the Early Payment Offset Amount for the month; provided, however, that such calculation shall assume that the QF achieved a 70% capacity factor. Any payments thus required of QF shall be separately invoiced by the Company to QF after each month for which such payment is due and shall be paid by QF within 20 days after receipt of such invoice by QF. Such payment shall be debited from the Capacity Account as an Early Payment Offset Amount.

            In no event shall the QF pay to the Company for non-performance such amounts which exceed the current credit balance in the Capacity Account.

      8.    DEFAULT

            8.1 Mandatory Default. The QF shall be in default under this Agreement if: (1) the QF voluntarily declares bankruptcy, or (2) the QF ceases all electric generation from the Facility for 12 consecutive months.

            8.2 Optional Default. The Company may declare the QF to be in default: (1) if at any time prior to April 1, 1992 and after capacity payments have begun the Company has sufficient reason to believe that the QF is unable to deliver its Committed Capacity, or (2) after April 1, 1992 the QF fails to maintain a 70% capacity factor on a twelve month rolling average basis for 24 consecutive months, or (3) because of a QF's refusal, inability or anticipatory breach of obligation to deliver its Committed Capacity after April 1, 1992.

            8.3 Default Remedy. Once this contract is declared to be in default, upon written notice to the QF, the then-current credit balance of the Capacity Account shall be paid to the Company.

      9.    GENERAL PROVISIONS

            9.1 Permits. QF hereby agrees to seek to obtain any and all governmental permits, certifications, or other authority QF is required to obtain as a prerequisite to engaging in the activities provided for in this Agreement. The Company hereby agrees, at QF's expense, to seek to obtain any and all governmental permits, certifications or other authority the Company is required to obtain as a prerequisite to engaging in the activities provided for in this Agreement.

            9.2 Indemnification. QF agrees to indemnify and save harmless the Company, its subsidiaries and affiliates, and their respective employees, officers, and directors against any and all liability, loss, damage, costs or expense which the Company, its subsidiaries and affiliates, and their respective employees, officers and directors may hereafter incur, suffer or be required to pay by reason of negligence on the part of QF in performing its obligations pursuant to this Agreement or QF's failure to abide by the provisions of this Agreement. The Company agrees to indemnify and save harmless QF against any and all liability, loss, damage, cost or expense which QF may hereafter incur, suffer, or be required to pay by reason of negligence on the part of the Company in performing its obligations pursuant to this Agreement or the Company's failure to abide by the provisions of this Agreement. QF agrees to include the Company as an additional insured in any liability insurance policy or policies QF obtains to protect QF's interests with respect to QF's indemnity and hold harmless assurances to the Company contained in this Section.

            9.3 Renegotiations Due to Regulatory Changes. Anything in this Agreement to the contrary notwithstanding, should the Company at any time during the term of this Agreement fail to obtain or be denied the FPSC's authorization, or the authorization of any other regulatory body which now has or in the future may have jurisdiction over the Company's rates and charges, to recover from its customers all of the payments required to be made to QF under the terms of this Agreement or any subsequent amendment to this Agreement, the parties agree that, at the Company's option, they shall renegotiate this Agreement or any applicable amendment. If the Company exercises such option to renegotiate, the Company shall not thereafter be required to make such payments to the extent the Company's authorization to recover them from its customers is not obtained or is denied. The Company's exercise of its option to renegotiate shall not relieve the QF of its obligation to pay the credit balance in the Capacity Account. It is the intent of the parties that the Company's payment obligations under this Agreement or any amendment hereto are conditioned upon the Company's being fully reimbursed for such payments through the Fuel and Purchased Power Cost Recovery Clause or other authorized rates or charges. Any such payments initially recovered by the Company from its customers but for which recovery is subsequently disallowed by the FPSC and charged back to the Company may be set off or credited against subsequent payments made by the Company for purchases from the QF, or alternatively, shall be repaid by the QF.

            9.4 Agreement to Renegotiate. The Parties hereby agree to commence renegotiation of this Agreement in good faith within 45 days after the date hereof with a view toward achieving agreement upon improved terms and conditions hereof to the mutual benefit of both parties; provided, however, that in the event the Parties fail to reach agreement, or in the event any amendment hereto does not receive approval by the Florida Public Service Commission, the parties will comply with the provisions of this Agreement as presently set forth.

            9.5 Force Majeure. If either party shall be unable, by reason of force majeure, to carry out its obligations under this Agreement, either wholly or in part, the party so failing shall give written notice and full particulars of such cause or causes to the other party as soon as possible after the occurrence of any such cause; and such obligations shall be suspended during the continuance of such hindrance, which, however, shall be remedied with all possible dispatch; and the obligations, terms and conditions of this Agreement shall be extended for such period as may be necessary for the purpose of making good any suspension so caused. The term "force majeure" shall be taken to mean acts of God, strikes, lockouts or other industrial disturbances, wars, blockades, insurrections, riots, arrests and restraints of rules and people, environmental constraints lawfully imposed by federal, state or local government bodies, explosions, fires, floods, lightning, wind, perils of the sea, accidents to equipment or machinery or similar occurrences; provided, however, that no occurrences may be claimed to be a force majeure occurrence if it is caused by the negligence or lack of due diligence on the part of the party attempting to make such claim. QF agrees to pay the costs necessary to reactivate the Facility and/or the interconnection with the Company's system if the same are rendered inoperable due to actions of QF, its agents, or force majeure events affecting the Facility or the interconnection with the Company. The Company agrees to reactivate at its own cost the interconnection with the Facility in circumstances where any interruptions to such interconnections are caused by the Company or its agents.

            9.6 Assignment. The QF shall have the right to assign its benefits under this Agreement, but the QF shall not have the right to assign its obligations and duties without the Company's prior written approval.

            9.7 Disclaimer. In executing this Agreement, the Company does not, nor should it be construed to, extend its credit or financial support for the benefit of any third parties lending money to or having other transactions with QF or any assignee of this Agreement.

            9.8 Notification. For purposes of making any and all non-emergency oral and written notices, payments or the like required under the provisions of this Agreement, the Parties designate the following to be notified or to whom payment shall be sent until such time as either party furnishes the other party written instructions to contact another individual.

            For QF:

                  Gary H. Kappler
                  c/o Timber Energy Resources, Inc.
                  5433 Westheimer, Suite 1106
                  Houston, Texas 77056

                  Phone: (713) 626-5691

            For the Company:

                  W.H. Howell, Vice President
                  Florida Power Corporation
                  1021 S.W. Tenth Street
                  Ocala, Florida 32670

                  Phone: (904) 732-7521

            9.9 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

            9.10 Severability. If any part of this Agreement, for any reason, shall be declared invalid, or unenforceable by a public authority of appropriate jurisdiction, then such decision shall not affect the validity of the remainder of the Agreement, which remainder shall remain in force and effect as if this Agreement had been executed without the invalid or unenforceable portion.

            9.11 Complete Agreement and Amendments. All previous communications or agreements between the Parties, whether verbal or written, with reference to the subject matter of this Agreement are hereby abrogated. No amendment or modification to this Agreement shall be binding unless it shall be set forth in writing and duly executed by both parties to this Agreement.

            9.12 Incorporation of Rate Schedule. The parties agree that this Agreement shall be subject to all of the provisions contained in The Company's published Rate Schedule COG-2 as approved and on file with the FPSC. The Rate
Schedule is incorporated herein by reference.

            9.13 Survival of Agreement. This Agreement as may be amended from time to time, shall be binding and inure to the benefit of the Parties' respective successors-in-interest and legal representatives.

            IN WITNESS WHEREOF, QF and The Company have executed this Agreement the day and year first above written.

                                         Timber Energy Resources, Inc.

/s/                                      /s/ Gary H. Kappler
-------------------------------------    -------------------------------------
Witness                                  Gary H. Kappler, President

/s/
-------------------------------------
Witness


                                         Florida Power Corporation

/s/                                      /s/ Joseph F. Cronin
-------------------------------------    -------------------------------------
Witness                                  Joseph F. Cronin, Vice President

/s/
-------------------------------------
Witness

                                    EXHIBIT A

                                            Standard 10 Yr. Deferral
                                  -------------------------------------------
                                  Capacity Cost      O&M Cost      Total Cost
              Year                   $/kw-mo         $/kw-mo        $/kw-mo
              ----                   -------         -------        -------

        4/1986 - 3/1987               5.60              --            5.60
        4/1987 - 3/1988               5.90              --            5.90
        4/1988 - 3/1989               6.22              --            6.22
        4/1989 - 3/1990               6.56              --            6.56
        4/1990 - 3/1991               6.91              --            6.91
        4/1991 - 3/1992               7.29              --            7.29
        4/1992 - 3/1993               7.68             4.21          11.89
        4/1993 - 3/1994               8.10             4.44          12.54
        4/1994 - 3/1995               8.53             4.68          13.21
        4/1995 - 3/1996               9.00             4.93          13.93
        4/1996 - 3/1997               9.48             5.20          14.68
        4/1997 - 3/1998               9.99             5.48          15.47
        4/1998 - 3/1999              10.53             5.78          16.31
        4/1999 - 3/2000              11.10             6.09          17.19
        4/2000 - 3/2001              11.70             6.42          18.12
        4/2001 - 3/2002              12.32             6.77          19.09

                               RATE SCHEDULE COG-2
    STANDARD OFFER CONTRACT RATE FOR PURCHASE OF FIRM CAPACITY AND ENERGY
      FROM QUALIFYING COGENERATION AND SMALL POWER PRODUCTION FACILITIES
                             (QUALIFYING FACILITIES)

AVAILABILITY:

Florida Power Corporation will purchase Firm Capacity and Energy offered by any Qualifying Facility, irrespective of its location, which is either directly or indirectly interconnected with the Company under the provisions of this schedule. Florida Power Corporation will negotiate and may contract with any Qualifying Facility, irrespective at its location, which is either directly or indirectly interconnected with the Company for the purchase at Firm Capacity and Energy pursuant to terms and conditions which deviate from this schedule where such negotiated contracts are in the best interest of the Company's ratepayers.

APPLICABLE:

To any cogeneration or small power production Qualifying Facility, irrespective of its location, producing capacity and energy for sale to the Company on a firm basis pursuant to the terms and conditions of this schedule and the Company's "Standard Offer Contract" or a separately negotiated contract. Firm Capacity and Energy are described by the Florida Public Service Commission (FPSC) Rules 25-17.83, F.A.C., and are capacity and energy produced and sold by a Qualifying Facility pursuant to a negotiated or standard Company contract offer and subject to certain contractual provisions as to quantity, time, and reliability of delivery. Criteria for achieving Qualifying Facility status shall be those set out in FPSC Rule 25-17.80, F.A.C.

CHARACTER OF SERVICES:

Purchases within the territory served by the Company shall be, at the option of the Company, single or three phase, 60 hertz, alternating current at any available standard Company voltage. Purchases from outside the territory served by the Company shall be three phase, 60 hertz, alternating current at the voltage level available at the interchange point between the Company and the entity delivering Firm Capacity and Energy from the Qualifying Facility.

LIMITATION OF SERVICE:

Purchases under this schedule are subject to the Company's "General Standards for Safety and Interconnection of Cogeneration and Small Power Production Facilities to the Electric Utility System" and to FPSC Rules 25-17.80 through 25-17.87, F.A.C., and are limited to those Qualifying Facilities which:

      A. Execute a Company "Standard Offer Contract" prior to April 1, 1990 for the Company's purchase of Finn Capacity and Energy; and

      B. Commit to commence deliveries of Firm Capacity and Energy no later than April 1, 1992, and to continue such deliveries through at least March 31, 2002.

RATES FOR PURCHASES BY THE COMPANY:

Firm Capacity and Energy are purchased at a unit cost, in dollars per kilowatt per month and cents per kilowatt hour, respectively, based on the value of deferring additional generating capacity in Florida. For the purpose of this schedule, a Statewide Avoided Unit has been designated by the FPSC and is considered to be a jointly owned, peninsular Florida base load generating plant consisting of two (2), 700 MW coal fired generating units with an in-service date of April 1, 1992. Appendix A of this schedule describes the methodology used to calculate payment schedules, general terms, and conditions applicable to the Company's "Standard Offer Contract" pursuant to FPSC Rules 25-17.80 through 25-17.87, F.A.C.

                                                     (Continued on Page No. 2)

                               RATE SCHEDULE COG-2
    STANDARD OFFER CONTRACT RATE FOR PURCHASE OF FIRM CAPACITY AND ENERGY
      FROM QUALIFYING COGENERATION AND SMALL POWER PRODUCTION FACILITIES
                             (QUALIFYING FACILITIES)
                           (Continued from Page No. 1)

A.    Firm Capacity Rates

      Three options, A through C, as set forth below, are available for payment for Firm Capacity which is produced by the Qualifying Facility and delivered to the Company. Once selected, an option shall remain in effect for the term of the contract with the Company. Exemplary payment schedules, shown below, contain the monthly rate per kilowatt of Firm Capacity the Qualifying Facility has contractually committed to deliver to the Company and are based on a minimum contract term which extends ten
      (10) years beyond the anticipated in-service date of the Statewide Avoided Unit (i.e., through March 31, 2002). Payment schedules for longer contract terms will be made available to a Qualifying Facility upon request and may be calculated based on the methodologies described in Appendix A.

      Option A - Fixed Value of Deferral

      Payment schedules under this option are based on the value of a year-by-year deferral of the Statewide Avoided Unit with an in-service date of April 1, 1992; calculated in accordance with FPSC Rule 25-17.83, F.A.C., as described in Appendix A. Once this option is selected, the current schedule of payments shall remain fixed and in effect throughout the term of the "Standard Offer Contract".

      The Qualifying Facility shall select the month and year in which the delivery of Firm Capacity and Energy to the Company is to commence and capacity payments are to start. The Company will provide the Qualifying Facility with a schedule of capacity payment rates based on the month and year in which the delivery of Firm Capacity and Energy are to commence and the term of the contract. The following exemplary payment schedule is based on the minimum required contract term which must extend at least ten
      (10) years beyond the anticipated in-service date of the Statewide Avoided Unit. The currently approved parameters used to calculate the following schedule of payments are found in Appendix B of this schedule.


                   MONTHLY CAPACITY PAYMENT RATE $/KW/MONTH

                Normal
                Payment
                Option
 Contract Year  Starting               Early Payment Option Starting:
 -------------  --------  ------------------------------------------------------------------------
  FROM     TO     4/1/92   4/1/91   4/1/90    4/1/89   4/1/88   4/1/87   4/1/86    4/1/85   4/1/84
  ----     ---    ------  -------  -------    ------  -------  -------  -------    ------  -------
*4/1/84  3/31/85    -        -         -        -        -        -         -        -        4.25
4/1/85   3/31/86    -        -         -        -        -        -         -        4.87     4.48
4/1/86   3/31/87    -        -         -        -        -        -        5.60      5.13     4.72
4/1/87   3/31/88    -        -         -        -        -        6.47     5.90      5.41     4.97
4/1/88   3/31/89    -        -         -        -        7.50     6.82     6.22      5.70     5.24
4/1/89   3/31/90    -        -         -        8.74     7.90     7.18     6.56      6.01     5.53
4/1/90   3/31/91    -        -       10.24      9.21     8.33     7.57     6.91      6.34     5.82
4/1/91   3/31/92    -       12.08    10.79      9.70     8.78     7.98     7.29      6.68     6.14
4/1/92   3/31/93   18.58    16.94    15.59     14.44    13.47    12.63    11.89     11.25    10.68
4/1/93   3/31/94   19.58    17.86    16.43     15.22    14.19    13.31    12.54     11.86    11.26
4/1/94   3/31/95   20.64    18.82    17.31     16.04    14.96    14.03    13.21     12.50    11.87
4/1/95   3/31/96   21.75    19.84    18.25     16.91    15.77    14.78    13.93     13.18    12.51
4/1/96   3/31/97   22.93    20.91    19.24     17.82    16.62    15.58    14.68     13.89    13.19
4/1/97   3/31/98   24.17    22.04    20.27     18.79    17.52    16.42    15.47     14.64    13.90
4/1/98   3/31/99   25.47    23.23    21.37     19.80    18.46    17.31    16.31     15.43    14.65
4/1/99   3/31/00   26.85    24.48    22.52     20.87    19.46    18.24    17.19     16.26    15.44
4/1/00   3/31/01   28.30    25.81    23.74     22.00    20.51    19.23    18.12     17.14    16.27
4/1/01   3/31/02   29.83    27.20    25.02     23.18    21.62    20.27    19.09     18.06    17.15


----------------------
* Payments commencing in 1984 are available only for existing Qualifying Facilities not currently under contract.

                                                     (Continued on Page No. 3)

                               RATE SCHEDULE COG-2
    STANDARD OFFER CONTRACT RATE FOR PURCHASE OF FIRM CAPACITY AND ENERGY
      FROM QUALIFYING COGENERATION AND SMALL POWER PRODUCTION FACILITIES
                             (QUALIFYING FACILITIES)
                           (Continued from Page No. 2)

      Option B - Variable Value of Deferral

      Payment schedules under this option are based on the value of a year-by-year deferral of the Statewide Avoided Unit with an in-service date of April 1, 1992. Once this option is selected, the Statewide Avoided Unit designation and its in-service date shall remain fixed for the term of true "Standard Offer Contract". The value of deferral, however, shall be recalculated annually and the payment schedule shall be adjusted, upon approval by the FPSC, to reflect the most recent factors affecting the cost of constructing the Statewide Avoided Unit. The Qualifying Facility shall select the month and year in which the delivery of Firm Capacity and Energy to the Company is to commence and capacity payments are to start pursuant to this option.

      The methodology used to determine the level of payment each year is the same as that used in Option A of this schedule and is described in Appendix A. For informational purposes only, the current projection of payments are those contained in Option A on the previous page.

      Option C - Average Embedded Book Cost of Fossil Steam Production Plant Monthly capacity payments are made under this option shall be based on the Company's current average embedded book cost of fossil steam production plant approved by the FPSC and in effect in the year in which payment is made.

      The following monthly payment schedule is provided for informational purposes only. It reflects the Company's current projection of payments.

             Projected Monthly Capacity Payment Rate - $/KW/Month

*1984   1985   1986   1987   1988   1989    1990   1991   1992   1993   1994    1995   1996   1997  1998  1999   2000   2001   2002
-----   ----   ----   ----   ----   ----    ----   ----   ----   ----   ----    ----   ----   ----  ----  ----   ----   ----   ----
3.84    4.61   4.66   4.69   4.72   4.75    4.78   4.81   4.84   4.87   7.65    7.11   7.75   9.69  9.83  9.88   11.8   11.9   12.16

---------
* Payments commencing in 1984 are available only for existing Qualifying Facilities not currently under contract.

B.    Energy Rates

      1.    Payments Prior to April 1, 1992

            The energy rate in cents per kilowatt-hour ((cent)/KWH) shall be based on the Company's actual hourly avoided energy costs which are calculated by the Company in accordance with FPSC Rule 25-17.825, F.A.C. Avoided energy costs include incremental fuel, identifiable operation and maintenance expenses, and an adjustment for line losses reflecting delivery voltage. When economy transactions take place, the incremental costs are calculated after the purchase or before the sale of the economy energy.

            The calculation of payments to the Qualifying Facility shall be based on the sum, over all hours of the billing period, of the product of each hour's avoided energy cost times the purchases by the Company for that hour. All purchases shall be adjusted for losses from the point of metering to the point of interconnection.

      2. Payments Starting on April 1, 1992

            The energy rate in cents per kilowatt-hour ((cent)/KWH), shall be the lesser of an hour-by-hour comparison of: (1) the fuel component of the Company's avoided energy costs calculated in accordance with rule 25-17.825, F.A.C.; and (b) the Statewide Avoided Unit Fuel Cost. The Statewide Avoided Unit Fuel Cost, in cents per kilowatt-hour ((cent)/KWH) shall be defined as the product of: (a) the average monthly inventory charge out price of coal burned at Tampa Electric Company's Big Unit No. 4, in cents per million Btu; and (b) an average annual heat rate of 10.5 million Btu per megawatt hours.

                                                     (Continued on Page No. 4)

                               RATE SCHEDULE COG-2
    STANDARD OFFER CONTRACT RATE FOR PURCHASE OF FIRM CAPACITY AND ENERGY
      FROM QUALIFYING COGENERATION AND SMALL POWER PRODUCTION FACILITIES
                             (QUALIFYING FACILITIES)
                           (Continued from Page No. 3)

            Calculation of payments to the Qualifying Facility shall be based on the sum, over all hours of the billing period, of the product of each hour's avoided energy cost times the purchases by the Company for that hour. All purchases shall be adjusted for losses from the point of metering to the point of interconnection.

ESTIMATED FIRM ENERGY COST:

For informational purposes only, the estimated incremental avoided energy costs for the next four semi-annual periods are as follows. These estimates include a credit for estimated variable operating and maintenance expense of 0.056
(cent)/KWH. The variable O&M credit will be recomputed monthly in accordance with the Company's methodology.

                                   On-Peak          Off-Peak       Average
           Applicable Period       (cent)/KWH      (cent)/KWH     (cent)/KWH
           -----------------       ----------      ----------     ----------

April, 1986-September, 1986           3.106           2.589          2.831
October, 1986-March, 1987             3.072           2.838          2.935
April, 1987-September, 1987           3.961           3.112          3.506
October, 1987-March, 1988             3.298           2.846          3.079

A 100 MW block has been used to calculate the estimated avoided energy cost.

PERFORMANCE CRITERIA:

Payments for firm capacity are conditioned on the Qualifying Facility's ability to maintain the following performance criteria:

A.    Commercial In-Service Date

      Capacity payments shall not commence until the Qualifying Facility has attained and demonstrated, commercial in-service status. The commercial in-service date of a Qualifying Facility shall be defined as the first day of the month following the successful completion of the Qualifying Facility maintaining an hourly kilowatt (KW) output, as metered at the point of interconnection with the Company, equal to or greater than the Qualifying Facility's "Standard Offer Contract" committed capacity for a 24 hour period. A Qualifying Facility shall coordinate the selection of and operation of its facility during this test period with the Company to insure that the performance of its facility during this 24-hour period is reflective of the anticipated day to day operation of the Qualifying Facility.

B.    Capacity Factor

      Upon achieving commercial in-service status, payments for Firm Capacity shall be made monthly in accordance with the capacity payment rate option selected by the Qualifying Facility and subject to the provision that the Qualifying Facility maintains a 70% capacity factor on a 12 month rolling average basis as defined in Appendix A. Failure to achieve this capacity factor shall result in true Qualifying Facility's forfeiture of payments for Firm Capacity during the month in which such failure occurs. Where early capacity payments have been elected and starting with the month of April, 1992, failure of a Qualifying Facility to maintain a 70% capacity factor an a 12 month rolling average basis shall also result in payments by the Qualifying Facility to the Company. The amount of such payments shall be equal to the difference between: (1) what the Qualifying Facility would have been paid had it elected the normal payment option starting April 1, 1992; and (2) what it would have been paid pursuant to the early payment option had it maintained the capacity factor performance criteria.

                                                     (Continued on Page No. 5)

                               RATE SCHEDULE COG-2
    STANDARD OFFER CONTRACT RATE FOR PURCHASE OF FIRM CAPACITY AND ENERGY
      FROM QUALIFYING COGENERATION AND SMALL POWER PRODUCTION FACILITIES
                             (QUALIFYING FACILITIES)
                           (Continued from Page No. 4)

      All capacity payments made by the Company prior to April 1, 1992 are considered "early payments". The owner or operator of the Qualifying Facility, as designated by the Company, shall secure its obligation to repay, with interest, the cumulative amount of early capacity payments in the event the Qualifying Facility defaults under the terms of its "Standard Offer Contract" with the Company. The Company will provide monthly summaries of the total outstanding balance of such security obligations. A summary of the types of security instruments which are generally acceptable to the Company is discussed in Appendix A.

C.    Additional Criteria

      1. The Qualifying Facility shall provide monthly generation estimates by October 1 for the next calendar year; and

      2. The Qualifying Facility shall promptly update its yearly generation schedule when any changes are determined necessary; and

      3. The Qualifying Facility shall agree to reduce generation or take other appropriate action as requested by the Company for safety reasons or to preserve system integrity; and

      4. The Qualifying Facility shall coordinate schedule outages with the Company; and

      5. The Qualifying Facility shall comply with the reasonable requests of the Company regarding daily or hourly communications.

DELIVERY VOLTAGE ADJUSTMENTS:

Energy payments to Qualifying  Facilities  within he Company's service territory
shall  be  adjusted   according  to  the  delivery   voltage  by  the  following
multipliers:

      Qualifying Facility Delivery Voltage                Adjustment Factor
      ------------------------------------                -----------------
      69 KV or Greater                                           1.038
      4 KV, 12 KV, 25 KV @ Substation Bus                        1.047
      4 KV, 12 KV, 25 KV @ Primary Bus                           1.058
      600 Volts or Lower                                         1.076

METERING REQUIREMENTS:

Qualifying Facilities within the territory served by the Company shall be required to purchase from the Company hourly recording meters to measure their energy production. Energy purchases from Qualifying Facilities outside the territory served by the Company shall be measured as the quantities schedule for interchange to the Company by the entity delivering firm capacity and energy to the Company.

For the purpose of this schedule, the on-peak hours occur Monday through Friday except holiday, April 1 - October 31 from 12 noon to 9:00 P.M., and November 1 - March 31 from 6:00 A.M. to 10:00 A.M. and 6:00 P.M. to 10:00 P.M. All hours not mentioned above and all hours of the holidays of New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day are off-peak hours.

BILLING OPTIONS:

The Qualifying Facility may elect to make either simultaneous purchases and sales or net sales. The decision to change billing methods can be made once every twelve (12) months coinciding with the next Fuel and Purchased Power Cost Recovery Factor billing period provided the Company is given at least thirty
(30) days written notice before the change is to take place. In addition, allowance must be made for the installation or alteration of needed metering or interconnection equipment for which the qualifying facility must pay; and such purchases and/or sales must not abrogate any provisions of the tariff or contract with the Company.

                                                     (Continued on Page No. 6)

                               RATE SCHEDULE COG-2
    STANDARD OFFER CONTRACT RATE FOR PURCHASE OF FIRM CAPACITY AND ENERGY
      FROM QUALIFYING COGENERATION AND SMALL POWER PRODUCTION FACILITIES
                             (QUALIFYING FACILITIES)

                           (Continued from Page No. 5)

A statement covering the charges and payments due the Qualifying Facility is rendered monthly, and payment normally is made by the twentieth business day following the end of the billing period.

CHARGES TO QUALIFYING FACILITY:

A.    Customers Charges

      Monthly customer charges for meter reading, billing and other applicable administrative costs by Rate Schedule are:

                        RS-1                    $   6.10
                        RST-1                      11.28
                        GS-1                        6.10
                        GST-1                      11.28
                        GSD-1                      17.75
                        GSDT-1                     22.93
                        GSLD-1                     91.00
                        GSLDT-1                    96.18
                        GSLDT-2                   265.00
                        GSLD-2                    265.00
                        CS-1                      175.00
                        CST-1                     175.00
                        IS-1                      475.00
                        IST-1                     475.00
                        MS-1                        6.10

B.    Interconnection  Charge for  Non-Variable  Utility Expenses

       The Qualifying Facility shall bear the cost required for interconnection including the metering. The Qualifying Facility shall have the option of payment in full for interconnection or making equal monthly installment payments over a thirty-six (36) month period together with interest at the rate then prevailing for thirty (30) days prior to the date of each payment.

C.    Interconnection  Charge  for  Variable  Utility  Expenses

       The Qualifying Facility shall be billed monthly for the cost of variable utility expenses associated with the operation and maintenance of the interconnection. These include (a) the Company's inspections of the interconnection and (b) maintenance of any equipments beyond that which would be required to provide normal electric service to the Qualifying Facility if no sales to the Company were involved.

      In lieu of payments for actual charges, the Qualifying Facility may pay a monthly charge equal to 0.57% of the installed cost of the interconnection facilities.

D.    Taxes and Assessments

      The Qualifying Facility shall be billed monthly an amount equal to the taxes, assessments, or other impositions, if any, for which the Company is liable as a result of its purchases of Firm Capacity and Energy produced by the Qualifying Facility.

TERMS OF SERVICE:

1. It shall be the Qualifying Facility's responsibility to inform the Company of any change in its electric generating ability.

                                                      (Continued on Page No. 7

                               RATE SCHEDULE COG-2
    STANDARD OFFER CONTRACT RATE FOR PURCHASE OF FIRM CAPACITY AND ENERGY
      FROM QUALIFYING COGENERATION AND SMALL POWER PRODUCTION FACILITIES
                             (QUALIFYING FACILITIES)
                           (Continued from Page No. 6)

2. Any electric service delivered by the Company to the Qualifying Facility shall be metered separately and billed under the applicable retail rate schedule and the terms and conditions of the applicable rate schedule shall pertain.

3. A security deposit will be required in accordance with FPSC Rules 25-17.82(5) and 25-6.97, F.A.C. and the following:

      a. In the first year of operation, the security deposit should be based upon the singular month in which the QF's projected purchases from the utility exceed, by the greatest amount, the utility's estimated purchases from the QF. The security deposit should be equal to twice the amount of the difference estimated for that month. The deposit should be required upon interconnection.

      b. For each year thereafter, a review of the actual sales and purchases between the QF and the utility should be conducted to determine the actual month of maximum difference. The security deposit should be adjusted to equal twice the greatest amount by which the actual monthly purchases by the QF exceed the actual sales to the utility in that month.

4.    The Company shall specify the point of interconnection and voltage level.

5. The Company will, under the provisions of this Schedule, require an agreement with the Qualifying Facility upon the Company's filed Standard Offer Contract and Standard Agreement for Parallel Operation between the Qualifying Facility and the Company. The Qualifying Facility shall recognize that its generation facility may exhibit unique interconnection requirements which will be separately evaluated, modifying the Company's General Standard for Safety and interconnection where applicable.

6. Service under this rate schedule is subject to the rules and regulations of the Company and the Florida Public Service Commission.

SPECIAL PROVISION:

1. Special contracts deviating from the above standard rate schedule are allowable provided they are agreed to by the Company and approved by the Florida Public Service Commission.

2. A Qualifying Facility located within the Company's service territory may sell Firm Capacity and Energy to a utility other than the Company. Where such agreements exist and existing transmission capacity is available, the Company will provide transmission wheeling service to deliver the Qualifying Facility's power to the purchasing utility or to an intermediate utility.

When a Qualifying Facility located within the Company's service territory exercises its option to sell As-Available Energy to a utility other than the Company prior to the in-service date (April 1, 1992) of the Statewide Avoided Unit and existing transmission capacity is available, the Company will also provide transmission wheeling service to deliver the Qualifying Facility's power to the purchasing utility or to an intermediate utility. In addition, the Company will provide transmission wheeling service through its territory for a Qualifying Facility located outside the Company's service territory, for delivery of the Qualifying Facility's power to the purchasing utility or to an intermediate utility. Transmission service that is determined to be an intrastate transaction will be provided, subject to availability, under the rates, terms and conditions set forth in Rate Schedule COG-3 or, as provided for therein, under a separate, compensatory contract. Transmission service that is determined to be an interstate transaction will be provided, subject to availability, under rates, terms and conditions filed with, and accepted for filing by, the Federal Energy Regulatory Commission (a copy of the Company's currently effective wholesale tariff rate schedule applicable to transmission service is on file with the Public Service Commission and is available from the Company upon request).

                                                     (Continued on Page No. 8)

                               RATE SCHEDULE COG-2
    STANDARD OFFER CONTRACT RATE FOR PURCHASE OF FIRM CAPACITY AND ENERGY
      FROM QUALIFYING COGENERATION AND SMALL POWER PRODUCTION FACILITIES
                             (QUALIFYING FACILITIES)
                           (Continued from Page No. 7)

Interstate transactions are defined as those determined to be jurisdictional by the Federal Energy Regulatory Commission. Intrastate transactions are defined as all other transactions.

The Qualifying Facility shall be responsible for all costs associated with such wheeling including:

      A.    Wheeling charges
      B.    Line losses incurred by the Company
      C.    Inadvertent energy flows resulting from such wheeling.

Energy delivered to the Company shall be adjusted before delivery to another utility as follows:

      Qualifying Facility Delivery Voltage                Adjustment Factor
      ------------------------------------                -----------------
      69 KV or Greater                                           0.963
      4 KV, 12 KV, 25 KV @ Substation Bus                        0.955*
      4 KV, 12 KV, 25 KV @ Primary Bus                           0.945*
      600 Volts or Lower                                         0.929*

      * The 69 KV or greater adjustment factor shall apply if the following conditions are met for Qualifying Facility power and energy input to the Company's distribution facilities:

      (1) The input power and energy fully displace power and energy that the Company would otherwise be required to supply to other customers on the same distribution facility, and

      (2) The delivery voltage to the receiving utility system is 69 KV or greater.

The Company may deny, curtail or discontinue providing transmission service under this special provision if the provision of such service would adversely affect the adequacy, reliability or cost of providing electric service to its general body of retail and wholesale customers.

For a more complete description of the rates, terms and conditions under which intrastate transmission service may be offered, refer to Rate Schedule COG-3 commencing on sheet 9.700 of this tariff section. For similar information related to interstate transmission service, refer to the Company's currently effective wholesale tariff rate schedule applicable to transmission service, a copy of which is on file with the Florida Public Service commission and available from the Company upon request.

                               RATE SCHEDULE COG-2
                                   APPENDIX A
    STANDARD OFFER CONTRACT RATE FOR PURCHASE OF FIRM CAPACITY AND ENERGY
      FROM QUALIFYING COGENERATION AND SMALL POWER PRODUCTION FACILITIES
                             (QUALIFYING FACILITIES)

APPLICABILITY:

Appendix A provides a detailed description of the methodology used by the Company to calculate the monthly values of deferring the Statewide Avoided Unit referred to in Schedule COG-2. When used in conjunction with the current FPSC approved cost parameters associated with the Statewide Avoided Unit contained in Appendix B, a Qualifying Facility may determine the applicable value of deferral capacity payment rate associated with the timing and operation of its particular facility should the Qualifying Facility enter into a "Standard Offer Contract" with the utility.

Also contained in Appendix A is the methodology used by the Company to calculate the 12 month rolling average capacity factor of a Qualifying Facility and a discussion of the types and forms of surety bond requirements or equivalent assurance of repayment of early capacity payments acceptable to the Company in the event of contractual default by a Qualifying Facility.

CALCULATION OF VALUE OF DEFERRAL:

FPSC Rules 25-17.83(7) specifies that avoided capacity costs, in dollars per kilowatt per month, associated with firm capacity sold to a utility by a Qualifying Facility pursuant to the utility's standard offer shall be defined as the value of a year-by-year deferral of the Statewide Avoided Unit and shall be calculated as follows:

                                           (1 + ip)
                                     1 -   ---------
                      C                    (1 - r)                   1 + i
             VACm  = --   (  KIn (  --------------------  ) +  Dn ( -------- ) )
                     12                            L                 1 + r
                                           (1 + ip)
                                     1 -   ---------
                                           (1 + r)


Where, for a one year deferral:

      VACm  =     utility's  value  of  avoided   capacity,   in  dollars  per
                  kilowatt per month, during month m;

      C     =     a constant risk  multiplier  equal to 0.8 for the purpose of the utility's standard offer agreement;

      K     =     present  value  of  carrying   charge  for  one  dollar  of
                  investment over L years with carrying charges assumed to be paid at the end of each year;

      In    =     total  direct and  indirect  cost,  in dollars per  kilowatt including AFUDC but excluding CWIP, of the statewide avoided unit with an in-service date of year n;

      Dn    =     total  first  year's  fixed  and  variable   operating  and
                  maintenance expense, less fuel and in dollars per kilowatt per year, of the statewide avoided unit deflated to the beginning of year n by io;

      ip    =     annual  escalation  rate  associated  with the plant cost of the statewide avoided unit;

                                                     (Continued on Page No. 2)

                               RATE SCHEDULE COG-2
                                   APPENDIX A
    STANDARD OFFER CONTRACT RATE FOR PURCHASE OF FIRM CAPACITY AND ENERGY
      FROM QUALIFYING COGENERATION AND SMALL POWER PRODUCTION FACILITIES
                             (QUALIFYING FACILITIES)
                           (Continued from Page No. 1)

      r     =     annual discount rate,  defined as the utility's  incremental after tax cost of capital;

      L     =     expected life of the statewide avoided unit; and

      n     =     year  for  which  the  statewide  avoided  unit is  deferred starting with its original anticipated in-service date and ending with the termination of the contract for the purchase of firm energy and capacity.

Normally, payment for firm capacity shall not commence until the in-service date of the statewide avoided unit. At the options of the Qualifying Facility, however, the utility may begin making early capacity payments consisting of the capital cost component of the value of a year-by-year deferral of the statewide avoided unit starting as early as seven years prior to the anticipated in-service date of the statewide avoided unit. When such early capacity payments are elected, the avoided capital cost component of capacity payments shall be paid monthly commencing no earlier than the Commercial In-Service date of the Qualifying Facility, and shall be calculated as follows:

                                              n
                                     A (1 + ip)   ; for n = o, n
                             Am =    ----------
                                          12

Where:

      Am    =     monthly avoided capital cost component of capacity  payments to be made to the Qualifying Facility starting as early as seven years prior to the anticipated in-service date of the statewide avoided unit, in dollars per kilowatt per month;

      ip    =     annual  escalation rate associated with the plant cost of me statewide avoided unit;

      n     =     year for  which  early  capacity  payments  to a  Qualifying
                  Facility are made;

                                                   (1 + ip)
                                              1 - (        )
                             A = F                 (1 + r)
                                            ( ---------------  )
                                                           t
                                                   (1 + ip)
                                              1 - (         )
                                                   (1 + r)

Where:

      F     =     the  cumulative  present  value of the avoided  capital cost component of capacity payments which would have been made had capacity payments commenced with the anticipated in-service date of the statewide avoided unit;

      r     =     annual discount rate,  defined as the utility's  incremental after tax cost of capital; and

                                                     (Continued on Page No. 3)

                               RATE SCHEDULE COG-2
                                   APPENDIX A
    STANDARD OFFER CONTRACT RATE FOR PURCHASE OF FIRM CAPACITY AND ENERGY
      FROM QUALIFYING COGENERATION AND SMALL POWER PRODUCTION FACILITIES
                             (QUALIFYING FACILITIES)
                           (Continued from Page No. 2)

      t    =      the term, in years, of the contract for the purchase of firm capacity commencing prior to the in-service date of the statewide avoided unit, and commencing with the year in which the Qualifying Facility elects to receive early capacity payments.

      Currently approved parameters applicable to the formulas above are found in Appendix B.

CALCULATION OF 12 MONTH ROLLING AVERAGE CAPACITY FACTOR:

Pursuant to FPSC Rule 25-17.83(3)(a)(ii), F.A.C., and Order 13247, Docket No. 830377-EU, a Qualifying Facility must maintain a 70% capacity factor in order to receive capacity payments. For the purpose of this schedule, the capacity factor of the Qualifying Facility shall be defined as: the total kilowatt-hours of energy delivered to the utility during the preceding 12 months, divided by the product of: (1) the maximum kilowatt capacity contractually committed for delivery to the Company by the Qualifying Facility during the preceding 12 months; and (2) the sum of the total hours during the preceding 12 months less those hours during which the Company was unable to accept energy and capacity deliveries from the Qualifying Facility. The Company shall be relieved of its obligation under FPSC Rule 25-17.82 F.A.C. to purchase electricity from a Qualifying Facility when purchases result in higher costs to the Company than without such purchases, and where service to the Company's other customers may be impaired by such purchases. The Company shall notify the Qualifying
Facilities as soon as possible or practical, and the FPSC of the problems leading to the need for such relief.

During the first 12 months in which the 70% capacity factor performance criteria is imposed, the Qualifying Facility's capacity factor shall be calculated by dividing the sum of the kilowatt hours delivered to the Company by the Qualifying Facility for the number of months since the performance criteria became applicable by the product of: (1) the number of hours in the months which have transpired and in which deliveries were accepted by the Company; and (2) the maximum kilowatt capacity contractually committed by the Qualifying Facility. This calculation shall be performed each month until enough months have transpired to calculate a true 12 month rolling average capacity factor.

SURETY BOND REQUIREMENTS

FPSC Rule 25-17.83(3)(c), F.A.C., requires that when early capacity payments are elected, the Qualifying Facility must provide a surety bond or equivalent assurance of repayment of early capacity payments in the event the Qualifying Facility is unable to meet the terms and conditions of its contract. Depending on the nature of the Qualifying Facility's operation, financial health and solvency, and its ability to meet the terms and conditions of the Company's
"Standard Offer Contract" one of the following may constitute an equivalent assurance of repayment:

      (1)   Surety bond;
      (2)   Escrow;
      (3)   Irrevocable letter of credit;
      (4) Unsecured promise by a municipal, county, or state government to repay early company payments in the event of default in conjunction with a legally binding commitment from such government allowing the utility to levy a surcharge on either the electric bills of the government's electricity consuming facilities or the constituent electric customers of such government to assure that early capacity payments are repaid;

                                                     (Continued on Page No. 4)

                               RATE SCHEDULE COG-2
                                   APPENDIX A
    STANDARD OFFER CONTRACT RATE FOR PURCHASE OF FIRM CAPACITY AND ENERGY
      FROM QUALIFYING COGENERATION AND SMALL POWER PRODUCTION FACILITIES
                             (QUALIFYING FACILITIES)
                           (Continued from Page No. 3)

      (5) Unsecured promise by a privately owned Qualifying Facility to repay early capacity payments in the event of default in conjunction with a legally binding commitment from the owner(s) of the Qualifying Facility, parent company, and/or subsidiary companies allowing the utility to levy a surcharge on the electric bills of the owner(s), parent company, and/or subsidiary companies located in Florida to assure that early capacity payments are repaid; or

      (6)   Other guarantee acceptable to the Company.

The Company will cooperate with each Qualifying Facility applying for early capacity payments to determine the exact form of an "equivalent assurance of repayment" to be required based on the particular aspects of the Qualifying Facility. The Company will endeavor to accommodate an equivalent assurance of repayment which is in the best interests of both the Qualifying Facility and the Company's ratepayers.

                               RATE SCHEDULE COG-2

                                   APPENDIX B

    STANDARD OFFER CONTRACT RATE FOR PURCHASE OF FIRM CAPACITY AND ENERGY
      FROM QUALIFYING COGENERATION AND SMALL POWER PRODUCTION FACILITIES

                             (QUALIFYING FACILITIES)

                        NORMAL PAYMENT OPTION PARAMETERS

Where, for a one year deferral:

                                                                           Value

VACm         =    utility's  value of avoided  capacity,  in  dollars  per 18.58 kilowatt per month, during month m;

C            =    a constant  risk  multiplier  for the purpose of the utility's
                  0.8 standard contract offer;

K            =    present  value of  carrying  charge  for one dollar of 1.75616 investment over L years with carrying charges assumed to be paid at the end of each year;

In           =    total direct and indirect  cost,  in dollars per kilowatt 2044 including AFUDC but excluding CWIP, of the statewide avoided unit with an in-service date of year n;

Dn           =    total first  year's  fixed and  variable  operating  and 66.27 maintenance expense, less fuel and in dollars per kilowatt per year, of the statewide avoided unit deflated to the beginning of the year n by io;

lp           =    annual  escalation rate associated with the plant cost of 5.4%
                  the statewide avoided unit;

io           =    annual  escalation rate associated with the operation and 5.4%
                  maintenance expense of the statewide avoided unit;

r            =    annual  discount  rate,  defined as the utility's  incremental
                  10.50% after tax cost capital;

l            =    expected life of the statewide avoided unit; 31

n            =    year for which the  statewide  avoided  unit is deferred  1992 starting with its original anticipated in-service date and ending with the termination of the contract for the purchase of firm energy and capacity;

                         EARLY PAYMENT OPTION PARAMETERS

Am           =    monthly  avoided  capital cost component of capacity  payments
                  4.87 to be made to the Qualifying Facility starting as early as seven years prior to the anticipated in-service date of the statewide avoided unit, in dollars per kilowatt per month;

ip           =    annual  escalation rate associated with the plant cost of 5.4%
                  the statewide avoided unit;

n            =    year for which early  capacity  payments to a Qualifying  1985
                  Facility are made;

F            =    the  cumulative  present  value of the  avoided  capital  cost
                  699.1% component of capacity payments which would have been made had capacity payments commenced with the anticipated in-service date of the statewide avoided unit and continued for a period of 10 years;

r            =    annual  discount  rate,  defined as the utility's  incremental
                  10.5% after tax cost capital;

t            =    the term,  in years,  of the  contract  for the purchase of 17 firm capacity commencing prior to the in-service date of the statewide avoided unit.